Exhibit 99.1

RailAmerica To Present At Deutsche Bank’s Global Transportation Conference

BOCA RATON, Fla., Feb 4, 2004 (BUSINESS WIRE) — Michael J. Howe, Executive Vice President and Chief Financial Officer for RailAmerica, Inc. (NYSE:RRA), will present the Company’s strategic and financial overview at the Deutsche Bank 14th Annual Global Transportation Conference on Thursday, February 12, 2004.

The presentation, scheduled to begin at 2:45 p.m. ET, will be webcast live by Deutsche Bank at the following web site: www.corporate-ir.net/ireye/confLobby.zhtml?ticker+RRA&item_id=838627

In addition, a link to the webcast will be provided on RailAmerica’s website: http://www.railamerica.com.

RailAmerica, Inc., based in Boca Raton, Fla., is the world’s largest short line and regional railroad operator with 47 railroads operating approximately 15,000 miles in the United States, Canada, and Australia including track access arrangements. The Company is a member of the Russell 2000® Index.

Disclaimer Regarding Forward-Looking Statements: This press release contains forward-looking statements regarding future events and the performance of RailAmerica that involve risks and uncertainties that could cause actual results to differ materially including, but not limited to, fuel costs, foreign currency risks, failure to successfully integrate acquisitions, failure to service debt, failure to successfully market and sell non-operating/non-strategic properties and assets when scheduled or at all, failure to accomplish new marketing initiatives, economic and weather conditions, customer demand, increased competition in the relevant market, and others. In particular, forward-looking statements regarding earnings of the Company and entities to be acquired are subject to inherent economic, financial and operating uncertainties, including changes in economic and weather conditions, the ability to retain key customers and the impact of unforeseen costs and liabilities of such entities. Forward-looking statements speak only as of the date the statement was made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Company does update any forward-looking statement, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements. We refer you to the documents that RailAmerica files from time to time with the Securities and Exchange Commission, such as the Form 10-K, Form 10-Q and Form 8-K, which contain additional important factors that could cause its actual results to differ from its current expectations and from the forward-looking statements contained in this press release.